EXHIBIT 11

                            STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                               (In thousands, except per share amounts)
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                                                  December 27,   December 29,   December 30,
                                                      1996           1995           1994
                                                  ------------   ------------   ------------
PRIMARY (a)
Earnings (loss)
  Income (loss) before extraordinary item            $170,792      ($142,330)       $32,038
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                       9,535
                                                  ------------   ------------   ------------
  Net income (loss)                                   180,327       (142,330)        32,038
  Preferred dividend requirement                                     (11,544)       (12,075)
                                                  ------------   ------------   ------------
  Income (loss) applicable to common shares          $180,327      ($153,874)       $19,963
                                                  ============   ============   ============

Shares
  Weighted average common shares outstanding           56,160         52,798         51,656
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                            783                           754
                                                  ------------   ------------   ------------
  Weighted average common shares
    and equivalents                                    56,943         52,798         52,410
                                                  ============   ============   ============

Earnings (loss) per common share:
  Income (loss) before extraordinary item               $3.00         ($2.91)         $0.38
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                       $0.17
                                                  ------------   ------------   ------------
                                                        $3.17         ($2.91)         $0.38
                                                  ============   ============   ============
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                                                  December 27,   December 29,   December 30,
                                                      1996           1995           1994
                                                  ------------   ------------   ------------
FULLY DILUTED
Earnings (loss)
  Income (loss) before extraordinary item            $170,792      ($142,330)       $32,038
  Adjustment for interest and amortization
    of debt issue costs on 8% Convertible
    Debentures, net of estimated tax effects            9,773          9,919         10,273
  Adjustment for interest and amortization
    of debt issue costs on 7% Convertible
    Debentures, net of estimated tax effects            5,277            431
                                                  ------------   ------------   ------------
  Income (loss) before extraordinary item             185,842       (131,980)        42,311
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                       9,535
                                                  ------------   ------------   ------------
  Net income (loss), as adjusted                     $195,377      ($131,980)       $42,311
                                                  ============   ============   ============

Shares
  Weighted average common shares outstanding           56,160         52,798         51,656
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                          1,467            163            754
  Adjustment for shares issuable upon assumed
    conversion of $3.50 Convertible
    Exchangeable Preferred Stock                                       7,038          7,340
  Adjustment for shares issuable upon assumed
    conversion of 8% Convertible Debentures             4,120          4,132          4,132
  Adjustment for shares issuable upon assumed
    conversion of 7% Convertible Debentures             3,750            300
                                                  ------------   ------------   ------------
  Weighted average common shares
    and equivalents, as adjusted                       65,497         64,431         63,882
                                                  ============   ============   ============

Earnings (loss) per common share:
  Income (loss) before extraordinary item               $2.84         ($2.05)         $0.66
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                        0.14
                                                  ------------   ------------   ------------
                                                     $2.98(a)      ($2.05)(b)       $0.66
                                                  ============   ============   ============
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                                                  December 27,
                                                      1996
                                                  ------------
SUPPLEMENTARY (c)
Earnings
  Income before extraordinary item                   $170,792
  Adjustment for interest and amortization
    of debt issue costs on 8% Convertible
    Debentures, net of estimated tax effects            9,745
  Adjustment for interest and amortization
    of debt issue costs on 7% Convertible
    Debentures, net of estimated tax effects            5,277
                                                  ------------
  Income before extraordinary item                    185,814
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                       9,535
                                                  ------------
  Net income, as adjusted                            $195,349
                                                  ============

Shares
  Weighted average common shares outstanding           56,160
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                            783
  Adjustment for shares issuable upon assumed
    conversion of 8% Convertible Debentures             4,108
  Adjustment for shares issuable upon assumed
    conversion of 7% Convertible Debentures             3,750
                                                  ------------
  Weighted average common shares
    and equivalents, as adjusted                       64,801
                                                  ============

Earnings per common share:
  Income before extraordinary item                      $2.87
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                        0.14
                                                  ------------
                                                        $3.01
                                                  ============

(a) These figures agree with the related amounts in the Consolidated Statement of Operations.
(b) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11) although it is contary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result.
(c) Storage Technology Corporation converted or redeemed all its outstanding 7% and 8%
    Convertible Subordinated Debentures on July 12, 1996, and January 13, 1997, respectively.
    The supplementary earnings per share amounts reflect the conversions as if they had occurred at the beginning of 1996.
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